CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Investors Fund:

We consent to the use of our report dated August 31, 2000, incorporated in this Registration Statement by reference, to the Putnam Investors Fund and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                             KPMG LLP

/s/ KPMG LLP
Boston, Massachusetts
November 27, 2000



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 81 to the registration statement on Form
N-1A (File No. 2-10783) ("Registration Statement") of our report dated September 11, 1998, relating to the financial statements and financial highlights appearing in the July 31, 1998 Annual Report of Putnam Investors Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial highlights" and "Independent Accountants and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 27, 2000